Exhibit 10.5

Execution Version

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”), dated as of June 1, 2015, is made between Hawaii Pacific Energy, LLC, a Delaware limited liability company (the “Pledgor”), and J. Aron & Company, a New York general partnership (“Aron”).

Reference is made to (i) the Supply and Offtake Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “S&O Agreement”) between Aron and Hawaii Independent Energy, LLC, a Hawaii limited liability company (the “Company”), pursuant to which Aron has agreed to deliver Crude Oil to and purchase all Products from the Company upon and subject to the terms of the S&O Agreement and (ii) the ISDA Master Agreement dated as of June 1, 2015 (as amended, modified, renewed or extended from time to time, the “Master Agreement”) between Aron and the Company, including all schedules, annexes and exhibits thereto and all confirmations from time to time issued thereunder and subject thereto, pursuant to which Aron and the Company may from time to time enter into one or more transactions thereunder. It is a condition precedent to Aron’s obligations under the S&O Agreement and the Master Agreement that the Pledgor enter into this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.

(a) Terms Defined in S&O Agreement. Subject to Section 1(c), all capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Pledgor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral.

“Collateral” has the meaning specified in Section 2(a).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event that with the giving of notice or the passing of time or both would be an Event of Default.

“Event of Default” means any (i) “Event of Default” under the S&O Agreement, (ii) “Event of Default” with respect to the Company under the Master Agreement or (iii) “Additional Termination Event” under the Master Agreement as to which the Company is the sole “Affected Party” as defined therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under Debtor Relief Laws.

“Investment Property” means any of the Pledgor’s investment property, as such term is defined in Section 9-102 of the UCC.

“Lien” means any security interest, lien, encumbrance, charge or other claim of any nature.

“Pledged Collateral” means any and all (i) Pledged Membership Interests; (ii) warrants, options or other rights entitling the Pledgor to acquire any interest in the equity interests or other securities of the Company; (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (iv) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (v) rights, privileges, authority, power, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents; (vi) all other payments if any, due to or to become due to the Pledgor in respect of the Pledged Collateral, under or arising out of any organizational document of the Company or otherwise, whether as contractual obligations, damages, insurance proceeds, or otherwise; and (vii) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, the Pledgor.

“Pledged Collateral Agreements” has the meaning specified in Section 5(xi).

“Pledged Membership Interests” means all of the limited liability company membership interests in the Company, whether certificated or uncertificated, now or hereafter owned by the Pledgor, including those identified in Schedule 2 (as amended or supplemented from time to time).

“Proceeds” means all proceeds, as such term is defined in Section 9-102 of the UCC.

“Proceeds Account” has the meaning set forth in Section 10(b).

“Secured Obligations” means all obligations of the Company to Aron under or in connection with the S&O Agreement, the other Transaction Documents and the Master Agreement, including all fees due from the Company thereunder and all other amounts payable by the Company to Aron thereunder or in connection therewith, and, in each case, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Company of any Insolvency Proceeding naming such Person as the debtor in such proceeding.

“Transaction Documents” has the meaning specified in the S&O Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.

(d) Interpretation. The rules of interpretation set forth in Section 1.2 of the S&O Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2	Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Pledgor hereby grants to Aron a security interest in all of the Pledgor’s right, title and interest in, to and under all Pledged Collateral, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”).

(b) Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (i) the Pledgor shall remain liable under any contracts, agreements and other documents included in the Collateral (including any Pledged Collateral Agreements), to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Aron of any of the rights granted to Aron hereunder or under any other Transaction Document shall not release the Pledgor from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (iii) Aron shall not have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Aron be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Continuing Security Interest. The Pledgor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23.

SECTION 3	Perfection and Priority.

(a) Financing Statements, Etc. The Pledgor hereby authorizes Aron to file at any time and from time to time any financing statements describing the Collateral, and the Pledgor shall execute and deliver to Aron, and the Pledgor hereby authorizes Aron to file (with or without the Pledgor’s signature) at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form satisfactory to Aron, as Aron may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of Aron’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Pledgor (i) ratifies and authorizes the filing by Aron of any financing statements filed with respect to the Collateral prior to the date hereof and (ii) shall from time to time take the actions specified in subsections (b) and (c) below.

(b) Delivery of Pledged Collateral. The Pledgor hereby agrees to deliver to or for the account of Aron, at the address and to the Person to be designated by Aron, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to Aron. If the Pledgor shall become entitled to receive or shall receive any Pledged Collateral after the date hereof, the Pledgor shall accept the foregoing as the agent for Aron, shall hold it in trust for Aron, shall segregate it from other property or funds of the Pledgor, and shall promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of Aron, at the address and to the Person to be designated by Aron, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to Aron.

(c) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of Aron as provided in subsection 3(b), the Pledgor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by Aron to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Aron pursuant to the UCC. To the extent practicable, the Pledgor shall thereafter deliver the Pledged Collateral to or for the account of Aron as provided in subsection 3(b).

SECTION 4 Representations and Warranties. The Pledgor represents and warrants to Aron that:

(a) Existence, Power and Authority. The Pledgor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) Location of Chief Executive Office and Collateral. The Pledgor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) where the Pledgor conducts business or Collateral is kept are set forth in Schedule 1.

(c) Jurisdiction of Organization and Names. The Pledgor’s jurisdiction of organization is set forth in Schedule 1; and the Pledgor’s exact legal name is as set forth in the first paragraph of this Agreement. All trade names and trade styles under which the Pledgor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Pledgor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d) Collateral. The Pledgor has rights in or the power to transfer the Collateral, and the Pledgor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than restrictions on transfer arising under the Company’s limited liability company operating agreement or under applicable state and federal securities laws.

(e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Pledgor now has rights and will create a security interest which is enforceable against the Collateral in which the Pledgor hereafter acquires rights at the time the Pledgor acquires any such rights; and (ii) Aron has a perfected and first priority security interest in the Collateral, in which the Pledgor now has rights, and will have a perfected and first priority security interest in the Collateral in which the Pledgor hereafter acquires rights at the time the Pledgor acquires any such rights, in each case, securing the payment and performance of the Secured Obligations.

(f) Other Financing Statements. Other than (i) financing statements disclosed to Aron and (ii) financing statements in favor of Aron, no effective financing statement naming the Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g) Pledged Membership Interests, and other Pledged Collateral. (i) All of the Pledged Membership Interests of the Pledgor have been, and upon issuance any additional Pledged Collateral consisting of Pledged Membership Interests or any other securities of the Pledgor, will be, duly and validly issued, subject to future assessments required under Applicable Law and any applicable operating agreement, (ii) the Pledgor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of the Pledged Collateral or such additional Pledged Collateral to Aron or with respect to the foreclosure, transfer or disposition thereof by Aron, except as provided under applicable securities or “Blue Sky” laws, (iv) the Pledged Membership Interests constitute 100% of the issued and outstanding membership interests of the Company, and no securities convertible into or exchangeable for any membership interests of the Company, are issued and outstanding, (v) any and all Pledge Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Membership Interests have been disclosed in writing to Aron, and (vi) as to each such Pledge Collateral Agreement relating to the Pledged Membership Interests, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) to the best knowledge of the Pledgor, there exists no material violation or material default under any such agreement by the Pledgor or the other parties thereto, and (C) the Pledgor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.

SECTION 5 Covenants. So long as any of the Secured Obligations (other than contingent indemnification obligations) remain unsatisfied, the Pledgor agrees that:

(i) Defense of Collateral. The Pledgor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Aron’s right or interest in, the Collateral.

(ii) Preservation of Collateral. The Pledgor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(iii) Compliance with Laws, Etc. The Pledgor will comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(iv) Location of Chief Executive Office. The Pledgor will give at least 30 days’ prior written notice to Aron of any changes in the location of the Pledgor’s chief executive office or principal place of business.

(v) Maintenance of Records. The Pledgor will keep separate, accurate and complete Books with respect to the Collateral, disclosing Aron’s security interest hereunder.

(vi) Location of Books. The Pledgor will: (A) keep all Books pertaining to the Collateral at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to Aron pursuant to clause (B); and (B) give Aron at least 30 days’ prior written notice of any change in the locations set forth in Schedule 1.

(vii) Change in Name, Identity or Structure. The Pledgor will give at least 30 days’ prior written notice to Aron of (A) any change in its name, (B) any change in its jurisdiction of organization, (C) any change in its registration as an organization (or any new such registration); and (D) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that the Pledgor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(viii) Disposition of Collateral. The Pledgor will not surrender or lose possession of (other than to Aron), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any other material asset of the Pledgor or any right or interest therein, except in the ordinary course of business or otherwise to the extent permitted by the Transaction Documents; provided that no such disposition or transfer of Investment Property or Instruments shall be permitted while any Event of Default exists.

(ix) Investment Property, Etc. Upon the request of Aron, the Pledgor will (A) promptly deliver to Aron, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all certificated securities with respect to any Investment Property and (B) cause any securities intermediaries to show on their books that Aron is the entitlement holder with respect to any Investment Property, and/or obtain control agreements in favor of Aron from such securities intermediaries, in form and substance satisfactory to Aron, with respect to any Investment Property, as reasonably requested by Aron.

(x) Notices, Reports and Information. The Pledgor will (A) notify Aron of any other modifications of or additions to the information contained in Schedule 1; (B) notify Aron of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Aron’s Lien thereon; and (C) upon the reasonable request of Aron make such demands and requests for information and reports as the Pledgor is entitled to make in respect of the Collateral.

(xi) Shareholder Agreements and Other Agreements. (A) The Pledgor shall comply with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder. (B) The Pledgor shall take all actions necessary to cause each such Pledged Collateral Agreement relating to the Pledged Membership Interests to provide specifically at all times that: (1) such Pledged Membership Interests shall be securities and shall be governed by Article 8 of the applicable UCC; (2) each certificate of membership or partnership representing such Pledged Membership Interests shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable UCC; and (3) no consent of any Person (other than the Pledgor, in its capacity as the sole member of the Company) shall be a condition to the admission as a member or partner of any transferee (including Aron) that acquires ownership of such Pledged Membership Interests as a result of the exercise by Aron of any remedy hereunder or under applicable law. (C) The Pledgor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of organization or formation, operating agreement, bylaws or other organizational documents in any way that materially changes the rights of the Pledgor with respect to any such Pledged Collateral in a manner adverse to Aron or that adversely affects the validity, perfection or priority of Aron’s security interest therein.

SECTION 6	Pledged Collateral.

(a) Pledged Collateral. Subject to the terms of the Transaction Documents, unless and until an Event of Default shall have occurred, the Pledgor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral; provided, however, that, the Pledgor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by the Pledgor, or (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of any Person whose ownership interests constitute Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any such Person. At the request of Aron, upon the occurrence and during the continuance of any Event of Default, Aron shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by the Pledgor shall be held in trust for Aron and, in accordance with Aron’s instructions, remitted to Aron or deposited to an account with Aron in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Aron shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to the Pledgor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Aron were the absolute owner thereof; provided that Aron shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Pledgor or any other Person for any failure to do so or delay in doing so.

(b) Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall have the right to vote the Pledged Collateral held by the Pledgor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising the Pledged Collateral to the same extent as the Pledgor would if such Pledged Collateral were not pledged to Aron pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of Aron in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the S&O Agreement, or any other Transaction Documents. If applicable, the Pledgor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. Aron shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (b) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (b).

(c) Certain Other Administrative Matters. Aron may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the rights of the Pledgor specified in this Section 6). Aron shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7 Authorization; Aron Appointed Attorney-in-Fact. Aron shall have the right to, in the name of the Pledgor, or in the name of Aron or otherwise, without notice to or assent by the Pledgor, and the Pledgor hereby constitutes and appoints Aron (and any of Aron’s officers, employees or agents designated by Aron) as the Pledgor’s true and lawful attorney-in-fact, with full power and authority to:

(a) file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of or provide notice of Aron’s security interest in the Collateral;

(b) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c) receive, open and dispose of all mail addressed to the Pledgor;

(d) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(e) enforce payment or any other rights in respect of the Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as Aron may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of Aron with respect to the Collateral;

(f) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(g) execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which Aron may deem necessary or advisable to maintain, protect, realize upon and preserve the Investment Property and Aron’s security interest therein; and

(h) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Pledgor, which Aron may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Aron’s security interest therein and to accomplish the purposes of this Agreement.

Aron agrees that, except upon the occurrence and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Aron, pursuant to clauses (b) through (g). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Pledgor hereby ratifies, to the extent permitted by law, all that Aron shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Aron Performance of Pledgor Obligations. Aron may perform or pay any obligation which the Pledgor has agreed to perform or pay under or in connection with this Agreement, and the Pledgor shall reimburse Aron on demand for any amounts paid by Aron pursuant to this Section 8.

SECTION 9 Aron’s Duties. Notwithstanding any provision contained in this Agreement, Aron shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in Aron’s possession and the accounting for moneys actually received by Aron hereunder, Aron shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10	Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, Aron shall have, in addition to all other rights and remedies granted to it in this Agreement, the

S&O Agreement the Master Agreement or any other Transaction Document, all rights and remedies of a secured party under the UCC and other Applicable Law. Without limiting the generality of the foregoing, the Pledgor agrees that:

(i) Aron may peaceably and without notice enter any premises of the Pledgor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Pledgor or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Aron may determine.

(ii) Aron may require the Pledgor to assemble all or any part of the Collateral and make it available to Aron at any place and time designated by Aron.

(iii) Aron may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by Applicable Law).

(iv) Aron may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Pledgor’s assets, without charge or liability to Aron therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as Aron deems advisable; provided, however, that the Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Aron. Aron shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Pledgor hereby releases, to the extent permitted by law. Aron shall give the Pledgor such notice of any public or private sale as may be required by the UCC or other Applicable Law. The Pledgor recognizes that Aron may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(v) Aron shall not have any obligation to clean-up or otherwise prepare the Collateral for sale. Aron has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and Aron may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting Aron’s rights against the Pledgor. The Pledgor waives any right it may have to require Aron to pursue any third Person for any of the Secured Obligations. Aron may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Aron may sell the Collateral without giving any warranties as to the Collateral. Aron may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Aron sells any of the Collateral upon credit, the Pledgor will be credited only with payments actually made by the purchaser, received by Aron and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Aron may resell the Collateral and the Pledgor shall be credited with the proceeds of the sale.

(b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default, Aron may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by Aron for such purpose until such time as Aron may elect to apply such proceeds to the Secured Obligations, and the Pledgor agrees that such retention of such proceeds by Aron shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by Aron, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by Applicable Law. The Pledgor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Pledgor shall not have any right of withdrawal with respect to such funds. Accordingly, the Pledgor irrevocably waives until the termination of this Agreement in accordance with Section 23 the right to make any withdrawal from the Proceeds Account and the right to instruct Aron to honor drafts against the Proceeds Account.

(c) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be be treated as a “Termination Amount” under Article 20 of the S&O Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Pledgor or otherwise disposed of in accordance with the UCC or other Applicable Law. The Pledgor shall remain liable to Aron for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11 Certain Waivers. The Pledgor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require Aron (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in Aron’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against Aron arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner specified and subject to the terms set forth in Article 27 of the S&O Agreement. Notices to Aron shall be given to the address specified in the S&O Agreement, and notices to the Pledgor shall be given to the address specified in Schedule 1. Each of the Pledgor and Aron may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties.

SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of Aron to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Aron.

SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Pledgor, Aron, and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 15 Governing Law. THIS AGREEMENT SHALL BE GOVERENED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

SECTION 16 Submission to Jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN SECTION 12 OF THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

SECTION 17 Waiver of Jury Trial. Each party waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any proceedings relating to this Agreement.

SECTION 18 Entire Agreement; Amendment. The terms of this Agreement constitute the entire agreement between the parties with respect to the matters set forth in this Agreement, and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the parties. This Agreement shall not be amended except by the written agreement of the parties hereto.

SECTION 19 Suretyship Waivers by Pledgor.

The Pledgor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Aron may deem advisable. Aron shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9. The Pledgor further waives any and all other suretyship defenses.

SECTION 20 Severability. If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.

SECTION 21 Counterparts. This Agreement may be executed by the parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.

SECTION 22 No Inconsistent Requirements. The Pledgor acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 23 Termination. Upon termination of the S&O Agreement, the Master Agreement, the other Transaction Documents and the performance of the obligations thereunder, the security interests created by this Agreement shall terminate and Aron shall promptly execute and deliver to the Pledgor such documents and instruments reasonably requested by the Pledgor as shall be necessary to evidence the termination of all security interests given by the Pledgor to Aron hereunder.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PLEDGOR:

HAWAII PACIFIC ENERGY, LLC

By:	Par Petroleum Corporation, its Sole Member

By:	/s/ Geoffrey Beal

Name:	Geoffrey Beal

Title:	Vice President, Finance and Treasury

[Signature Page to Equity Pledge Agreement]

ARON:

J. ARON & COMPANY

By:	/s/ Simon Collier

Name:	Simon Collier

Title:	Attorney-in-Fact

[Signature to Equity Pledge Agreement]